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                      STANDARD OFFER, AGREEMENT AND ESCROW
                    INSTRUCTIONS FOR PURCHASE OF REAL ESTATE
                                (Non-Residential)
                   American Industrial Real Estate Association

                                                           June 30, 1999

                                                   (Date for Reference Purposes)
1. Buyer.

      1.1 United Natural Foods, Inc. or Nominee, ("Buyer") hereby offers to purchase the real property, hereinafter described, from the owner thereof ("Seller") (collectively, the "Parties" or Individually, a "Party"), through an escrow ("Escrow") to close on completion of construction see Attachments ("Expected Closing Date") to be held by Commerce Escrow Company - Marleny Martin ("Escrow Holder") whose address is 1545 Wilshire Boulevard, Suite 600, Los Angeles, CA 90017, Phone No. (213) 484-0855, Facsimile No. (213) 484-0417 upon the terms and conditions set forth in this agreement ("Agreement"). Buyer shall have the right to assign Buyer's rights hereunder, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless Seller expressly releases Buyer.

      1.2 The term "Date of Agreement" as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counter-offer thereto, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase, the Property upon terms accepted by both Parties.

2. Property.

      2.1 The real property ("Property") that is the subject of this offer consists of (Insert a brief physical description) a to be constructed concrete tilt-up warehouse in accordance with the specifications in Attachment B is located in the City of Vernon, County of Los Angeles, State of California, is commonly known by the street address of 3320 E. Vernon Avenue, Vernon, California subject to chance by City of Vernon during development process and is legally described as: to be provided through escrow.

(APN:__________________).

      2.2 If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of Lawyers Title Company ("Title Company"), which shall issue the title policy hereinafter described.

      2.4 Within the time period specified in paragraph 9.1(a), Seller and/or Seller's Broker shall make to Buyer, through escrow, all of the applicable disclosures required by law (See American Industrial Real Estate Association ("AIR") standard form entitled "Seller's Mandatory Disclosure Statement").

3. Purchase Price.

      3.1 The purchase price ("Purchase Price") to be paid by Buyer to Seller for the Property shall be $2,596,500.00 payable as follows:

              (a)   Cash down payment, including the Deposit as
                    defined in paragraph 4.3 (or if an all cash
                    transaction, the Purchase Price):              $TBD
                                                                   -------------
(Strike if not
applicable)   (b)   Amount of "New Loan" as defined in paragraph
                    5.1, if any:                                   $TBD
                                                                   -------------

                    Total Purchase Price:                          $2,596,500.00
                                                                   -------------

4. Deposits. See Attachment A

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      4.2 Additional deposits: See Attachment A

5. Financing Contingency. (Strike if not applicable) See Attachment A

7. Real Estate Brokers.

      7.1 The following real estate broker(s) ("Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check the applicable boxes):

|_| __________________________ represents Seller exclusively ("Sellers Broker);

|_| __________________________ represents Buyer exclusively ("Buyers Broker); or

|X| McKinney Travers - Jack Whalen represents both Seller and Buyer ("Dual
    Agency").

The Parties acknowledge that Brokers are the procuring cause of this Agreement. See paragraph 24 for disclosures regarding the nature of a real estate agency relationship. Buyer shall use the services of Buyer's Broker exclusively in connection with any and all negotiations and offers with respect to the property described in paragraph 2.1 for a period of one year from the date above.

      7.2 Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Brokers named in paragraph 7.1, and no broker or other person, firm or entity, other than said Brokers is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party, other than said named Brokers by reason of any dealings or act of the indemnifying Party.

8. Escrow and Closing.

      8.1 Upon acceptance hereof by Seller, this Agreement, including any counter-offers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare any further escrow instructions restating or amending the Agreement unless specifically so instructed by the Parties or a Broker herein. Subject to the reasonable approval of the Parties, Escrow Holder may, however, include its standard general escrow provisions.

      8.2 As soon as practical after the receipt of this Agreement and any relevant counter-offers, Escrow Holder shall ascertain the Date of Agreement as defined in paragraphs 1.2 and 20.2 and advise the Parties and Brokers, in writing, of the date ascertained.

      8.3 Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law and custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

      8.4 Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the "Closing") by recording a general warranty deed (a grant deed in California) and the other documents required to be recorded, and by disbursing the funds and documents in accordance with this Agreement.

      8.5 Buyer and Seller shall each pay one-half of the Escrow Holders charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner's or joint protection policy of title insurance.

      8.6 Escrow Holder shall verify that all of Buyer's contingencies have been satisfied or waived prior to Closing. The matters contained in paragraphs 9.1 subparagraphs (b), (c), (d), (e), (g), (i), (n), and (o), 9.4, 9.5, 12, 13, 14,
16, 18, 20, 21, 22, and 24 are, however, matters of agreement between the Parties only and in no way constitute instructions to Escrow Holder.

      8.7 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in paragraph 9.2, then neither of the

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Parties shall thereafter have any liability to the other under this Agreement, except to the extent of the breach of any affirmative covenant or warranty in this Agreement, in the event of such termination, Buyer shall be promptly refunded all funds deposited by Buyer with Escrow Holder, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyers obligation.

      8.8 The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the Closing does not occur by the Expected Closing Date and said Date is not extended by mutual instructions of the Parties, a Party not then in default under this Agreement may notify the other Party, Escrow Holder, and Brokers, in writing that, unless the Closing occurs within 5 business days following said notice, the Escrow shall be deemed terminated without further notice or instructions.

      8.9 Except as otherwise provided herein, the termination of Escrow shall not relieve or release either Party from any obligation to pay Escrow Holders fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained therein.

9. Contingencies to Closing. See Attachment A

      9.1 The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies, IF BUYER FAILS TO NOTIFY ESCROW HOLDER, IN WRITING, OF THE DISAPPROVAL OF ANY OF SAID CONTINGENCIES WITHIN THE TIME SPECIFIED THEREIN, IT SHALL BE CONCLUSIVELY PRESUMED THAT BUYER HAS APPROVED SUCH ITEM, MATTER OR DOCUMENT. Buyer's conditional approval shall constitute disapproval, unless provision is made by the Seller within the time specified therefore by the Buyer in such conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer. Escrow Holder shall promptly provide all Parties with copies of any written disapproval or conditional approval which it receives. With regard to subparagraphs (a) through (i) the pre-printed time periods shall control unless a different number of days is inserted in the spaces provided.

            (a) Disclosure. Seller shall disclose to Buyer any matters required by applicable law (see paragraph 2.4) and provide Buyer with a completed Property Information Sheet ("Property Information Sheet") concerning the Property, duly executed by or on behalf of Seller in the current form or equivalent to that published by the AIR within 10 or _______ days following the Date of Agreement. Buyer has 10 days from the receipt of said disclosures to approve or disapprove the matters disclosed.

            (b) Physical Inspection. Buyer has 10 or _______ days from the receipt of the Property information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the physical aspects and size of the Property.

            (c) Hazardous Substance Conditions Report. Buyer has 30 or _______ days from the receipt of the Property information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the environmental aspects of the Property. Seller recommends that Buyer obtain a Hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Any such report shall be paid for by Buyer. A "Hazardous Substance" for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A "Hazardous Substance Condition" for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

            (d) Soil Inspection. Buyer has 30 or _______ days from the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the condition of the soils on the Property. Seller recommends that Buyer obtain a soil test report. Any such report shall be paid for by Buyer. Seller shall provide Buyer copies of any soils report that Seller may have within 10 days of the Date of Agreement.

            (e) Governmental Approvals. Buyer has 30 or _______ days from the Date of Agreement to satisfy itself with regard to approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property and which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped and Americans with Disabilities Act requirements, transportation and environmental matters.

            (f) Conditions of Title. Escrow Holder shall cause a current commitment for title insurance ("Title Commitment") concerning the Property issued by the Title Company, as well as legible copies of all documents referred to in the Title Commitment ("Underlying Documents") to be delivered to Buyer within 10 or _______ days following the Date of Agreement. Buyer has 10 days from the receipt of the Title Commitment and Underlying Documents to satisfy itself with regard to the condition of title. The disapproval of Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this contingency, as Seller shall have the obligation, at Seller's expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.
            (g) Survey. Buyer has 30 or _______ days from the receipt of the Title Commitment and Underlying Documents to satisfy itself with regard to any ALTA title supplement based upon a survey prepared to American Land Title Association ("ALTA") standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within 10 feet of either side of the Property boundary lines. Any such survey shall be prepared at Buyers direction and expense. If Buyer has obtained a survey and approved the ALTA title supplement, Buyer may elect within the period allowed for Buyer's approval of a survey to have an ALTA extended coverage owner's form of title policy, in which event Buyer shall pay any additional premium attributable thereto.

            (i) Other Agreements. Seller shall within 10 or _______ days of the Date of Agreement provide Buyer with legible copies of all other agreements ("Other Agreements") known to Seller that will affect the Property after Closing. Buyer has 10 days from the receipt of said Other Agreements to satisfy itself with regard to such Agreements.

            (j) Financing. If paragraph 5 hereof dealing with a financing contingency has not been stricken, the satisfaction or waiver of such New Loan contingency.

            (m) Destruction, Damage or Loss. There shall not have occurred prior to the Closing, a destruction of, or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within 10 days after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this transaction or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than $10,000.00, and Buyer does not elect to terminate this transaction, Buyer shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in writing, Escrow Holder shall assume no such destruction, damage or loss has occurred prior to Closing.

            (n) Material Change. Buyer shall have 10 days following receipt of written notice of a Material Change within which to satisfy itself with regard to such change. "Material Change" shall mean a change in the status of the use, occupancy, tenants, or condition of the Property that occurs after the date of this offer and prior to the Closing. Unless otherwise notified in writing, Escrow Holder shall assume that no Material Change has occurred prior to the

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Closing.

            (o) Seller Performance. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

            (p) Warranties. That each representation and warranty of Seller herein be true and correct as of the Closing. Escrow Holder shall assume that this condition has been satisfied unless notified to the contrary in writing by any Party prior to the Closing.

            (q) Brokerage Fee. Payment at the Closing of such brokerage fee as is specified in this Agreement or later written instructions to Escrow Holder executed by Seller and Brokers ("Brokerage Fee"). It is agreed by the Parties and Escrow Holder that Brokers are a third party beneficiary of this Agreement insofar as the Brokerage Fee is concerned, and that no change shall be made with respect to the payment of the Brokerage Fee specified in this Agreement, without the written consent of Brokers.

      9.2 All of the contingencies specified in subparagraphs (a) through (p) of paragraph 9.1 are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as "Buyer Contingencies."

      9.3 If any Buyers Contingency or any other matter subject to Buyer's approval is disapproved as provided for herein in a timely manner ("Disapproved Item"). Seller shall have the right within 10 days following the receipt of notice of Buyer's disapproval to elect to cure such Disapproved item prior to the Expected Closing Date ("Seller's Election"). Seller's failure to give to Buyer within said 10 day period, written notice of Seller's commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to be Seller's Election not to cure such Disapproved Item. if Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the election, within 10 days after Seller's Election to either accept title to the Property subject to such Disapproved item, or to terminate this transaction. Buyer's failure to notify Seller in writing of Buyer's election to accept title to the Property subject to the Disapproved Item without deduction or offset shall constitute Buyer's election to terminate this transaction. Unless expressly provided otherwise herein, Seller's right to cure shall not apply to the remediation of Hazardous Substance Conditions or to the Financing Contingency. Unless the Parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Seller's and Buyer's said Elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended to coincide with the expiration of 3 business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to proceed with this transaction, whichever is later.

      9.5 The Parties acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of Hazardous Substances. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Brokers. The Parties acknowledge that they have been advised by Brokers to consult their own technical and legal experts with respect to the possible presence of Hazardous Substances on this Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Brokers with respect thereto. The Parties hereby assume all responsibility for the impact of such Hazardous Substances upon their respective interests herein.

10. Documents Required at or before Closing:

      10.1 Five days prior to the Closing date Escrow Holder shall obtain an updated Title Commitment concerning the Property from the Title Company and provide copies thereof to each of the Parties.

      10.2 Seller shall deliver to Escrow Holder in time for delivery to Buyer at the Closing, an original ink signed:

            (a) Grant or general warranty deed, duly executed and in recordable form, conveying fee title to the Property to Buyer.

            (b) If paragraph 3.1(c) has not been stricken, the Beneficiary Statements concerning Existing Note(s).

            (c) If applicable, the Existing Leases and Other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases shall be on the most recent Assignment and Assumption of Lessor's interest in Lease form published by the AIR or its equivalent

            (d) If applicable, Estoppel Certificates executed by Seller and/or the tenant(s) of the Property.

            (e) An affidavit executed by Seller to the effect that Seller is not a "foreign person" within the meaning of internal Revenue Code Section 1445 or successor statutes. if Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

            (f) If the Property is located in California, an affidavit executed by Seller to the effect that Seller is not a "nonresident" within the meaning of California Revenue and Tax Code Section 18862 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least three business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to the Franchise Tax Board such sum as is required by such statute.

            (g) If applicable, a bill of sale, duly executed, conveying title to any included personal property to Buyer.

            (h) if the Seller is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the sale of the Property.

      10.3 Buyer shall deliver to Seller through Escrow:

            (a) The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement for prorations, expenses and adjustments. The balance of the cash portion of the Purchase Price, including Buyers Escrow charges and other cash charges, if any, shall be deposited by Buyer with Escrow Holder, by federal funds wire transfer, or any other method acceptable to Escrow Holder as immediately collectable funds, no later than 2:00 P.M. on the business day prior to the Expected Closing Date.

            (b) if a Purchase Money Note and Purchase Money Deed of Trust are called for by this Agreement, the duly executed originals of those documents, the Purchase Money Deed of Trust being in recordable form, together with evidence of fire insurance on the improvements in the amount of the full replacement cost naming Seller as a mortgage loss payee, and a real estate tax service contract (at Buyer's expense), assuring Seller of notice of the status of payment of real property taxes during the life of the Purchase Money Note.

            (c) The Assignment and Assumption of Lessor's Interest in Lease form specified in paragraph 10.2(c) above, duly executed by Buyer.

            (d) Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements.

            (e) if applicable, a written assumption duly executed by Buyer of the loan documents with respect to Existing Notes.

            (f) If the Buyer is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the purchase of the Property.

      10.4 At Closing, Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if elected under paragraph 9.1(g)) owner's form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer. In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller.

IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING.

11. Prorations and Adjustments.

      11.1 Taxes. Real property taxes and special assessment bonds payable by the owner of the Property shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment shall be made promptly in cash upon receipt of a copy of any such supplemental bill of the amount necessary to accomplish such proration.

      11.2 Insurance. WARNING: The insurance coverage which Seller maintained on the Property will terminate on the Closing. Buyer is advised to obtain appropriate insurance to cover the Property.

      11.3 Rentals, Interest and Expenses. Collected rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Closing. The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.

      11.4 Security Deposit. Security Deposits held by Seller shall be given to Buyer as a credit to the cash required of Buyer at the Closing.

      11.5 Post Closing Matters. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.

      11.6 Variations in Existing Note Balances. In the event that Buyer is taking title to the Property subject to an Existing Deed of Trust(s), and in the event that a Beneficiary Statement as to the applicable Existing Note(s) discloses that the unpaid principal balance of such Existing Note(s) at the Closing will be more or less than the amount set forth in paragraph 3.1(c) hereof ("Existing Note Variation"), then the Purchase Money Note(s) shall be reduced or increased by an amount equal to such Existing Note Variation. If there is to be no Purchase Money Note, the cash required at the Closing per paragraph 3.1(a) shall be reduced or increased by the amount of such Existing
Note Variation.

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      11.7 Variations in New Loan Balance. In the event Buyer is obtaining a New
Loan and in the event that the amount of the New Loan actually obtained is greater than the amount set forth in paragraph 5.1 hereof, the Purchase Money Note, if one is called for in this transaction, shall be reduced by the excess of the actual face amount of the New Loan over such amount as designated in paragraph 5.1 hereof.

12. Representation and Warranties of Seller and Disclaimers.

      12.1 Seller's warranties and representations shall survive the Closing and delivery of the deed for a period of three years, and, are true, material and relied upon by Buyer and Brokers in all respects. Seller hereby makes the following warranties and representations to Buyer and Brokers:

            (a) Authority of Seller. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller's obligations hereunder.

            (b) Maintenance During Escrow and Equipment Condition At Closing. Except as otherwIse provided in paragraph 9.1(m) hereof, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted. The HVAC, plumbing, elevators, loading doors and electrical systems shall be in good operating order and condition at the time of Closing.

            (c) Hazardous Substances/Storage Tanks. Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance, nor of the existence or prior existence of any above or below ground storage tank.

            (d) Compliance. Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company requiring any investigation, remediation, repair, maintenance or improvement be performed on the Property.

            (e) Changes in Agreements. Prior to the Closing, Seller will not violate or modify any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer's written approval, which approval will not be unreasonably withheld.

            (f) Possessory Rights. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

            (g) Mechanics' Liens. There are no unsatisfied mechanics' or materialmens' lien rights concerning the Property.

            (h) Actions, Suits or Proceedings. Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, arbitrator, court or tribunal that would affect the Property or the right to occupy or utilize same.

            (i) Notice of Changes. Seller will promptly notify Buyer and Brokers in writing of any Material Change (see paragraph 9.1(n)) affecting the Property that becomes known to Seller prior to the Closing.

            (j) No Tenant Bankruptcy Proceedings. Seller has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding.

            (k) No Seller Bankruptcy Proceedings. Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

            (l) Personal Property. Seller has no knowledge that anyone will, at the Closing, have any right to possession of any personal property included in the Purchase Price nor knowledge of any liens or encumbrances affecting such personal property, except as disclosed by this Agreement or otherwise in writing to Buyer.

      12.4 Any environmental reports, soils reports, surveys, and other similar documents which were prepared by third party consultants and provided to Buyer by Seller or Seller's representatives, have been delivered as an accommodation to Buyer and without any representation or warranty as to the sufficiency, accuracy, completeness, and/or validity of said documents, all of which Buyer relies on at its own risk. Seller believes said documents to be accurate, but Buyer is advised to retain appropriate consultants to review said documents and investigate the Property.

13. Possession.

Possession of the Property shall be given to Buyer at the Closing subject to the rights of tenants under Existing Leases.

14. Buyer's Entry.

At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. No destructive testing shall be conducted, however, without Seller's prior approval which shall not be unreasonably withheld. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the recompaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, losses, expenses (including reasonable attorneys' fees), damages, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employees in connection therewith.

15. Further Documents and Assurances.

The Parties shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement The Parties agree to provide all further information, and to execute and deliver all further documents, reasonably required by Escrow Holder or the Title Company.

16. Attorneys' Fees.

If any Party or Broker brings an action or proceeding (including arbitration) involving the Property, to enforce the terms hereof, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees, Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

17. Prior Agreements/Amendments.

      17.1 This Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

      17.2 Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

19. Notices.

      19.1 Whenever any Party, Escrow Holder or Brokers herein shall desire to give or serve any notice, demand, request, approval, disapproval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger or by mail, postage prepaid, to the address set forth in this Agreement or by facsimile transmission.

      19.2 Service of any such communication shall be deemed made on the date of actual receipt if personally delivered. Any such communication sent by regular mail shall be deemed given 48 hours after the same is mailed. Communications sent by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed delivered 24 hours after delivery of the same to the Postal Service or courier. Communications transmitted by facsimile transmission shall be deemed delivered upon telephonic confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If such communication is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

      19.3 Any Party or Broker hereto may from time to time, by notice in writing, designate a different address to which, or a different person or additional

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1998-American Industrial Real Estate Association    REVISED    Form OFA-3-2/98E
persons to whom, all communications are thereafter to be made.

20. Duration of Offer.

      20.1 If this offer is not accepted by Seller on or before 5:00 P.M. according to the time standard applicable to the city of ______________________ on the date of ____________________________________________, it shall be deemed automatically revoked.

      20.2 The acceptance of this offer, or of any subsequent counteroffer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counteroffer.

21. LIQUIDATED DAMAGES. (This Liquidated Damages paragraph is applicable only if initialed by both Parties). See Attachment A

                   /s/ BH RC
                   ---------------          ---------------
                   Buyer Initials           Seller Initials

22. ARBITRATION OF DISPUTES. (This Arbitration of Disputes paragraph is applicable only if initialed by both Parties.)

      22.1 ANY CONTROVERSY AS TO WHETHER SELLER IS ENTITLED TO THE LIQUIDATED DAMAGES AND/OR BUYER IS ENTITLED TO THE RETURN OF DEPOSIT MONEY, SHALL BE DETERMINED BY BINDING ARBITRATION BY, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("COMMERCIAL RULES"). ARBITRATION HEARINGS SHALL BE HELD IN THE COUNTY WHERE THE PROPERTY IS LOCATED. ANY SUCH CONTROVERSY SHALL BE ARBITRATED BY THREE ARBITRATORS WHO SHALL BE IMPARTIAL REAL ESTATE BROKERS WITH AT LEAST 5 YEARS OF FULL TIME EXPERIENCE IN BOTH THE AREA WHERE THE PROPERTY IS LOCATED AND THE TYPE OF REAL ESTATE THAT IS THE SUBJECT OF THIS AGREEMENT. THEY SHALL BE APPOINTED UNDER THE COMMERCIAL RULES. THE ARBITRATORS SHALL HEAR AND DETERMINE SAID CONTROVERSY IN ACCORDANCE WITH APPLICABLE LAW, THE INTENTION OF THE PARTIES AS EXPRESSED IN THIS AGREEMENT AND ANY AMENDMENTS THERETO, AND UPON THE EVIDENCE PRODUCED AT AN ARBITRATION HEARING. PRE-ARBITRATION DISCOVERY SHALL BE PERMITTED IN ACCORDANCE WITH THE COMMERCIAL RULES OR STATE LAW APPLICABLE TO ARBITRATION PROCEEDINGS. THE AWARD SHALL BE EXECUTED BY AT LEAST TWO OF THE THREE ARBITRATORS, BE RENDERED WITHIN 30 DAYS AFTER THE CONCLUSION OF THE HEARING, AND MAY INCLUDE ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY PER PARAGRAPH 16 HEREOF. JUDGMENT MAY BE ENTERED ON THE AWARD IN ANY COURT OF COMPETENT JURISDICTION NOTWITHSTANDING THE FAILURE OF A PARTY DULY NOTIFIED OF THE ARBITRATION HEARING TO APPEAR THEREAT.

      22.2 BUYER'S RESORT TO OR PARTICIPATION IN SUCH ARBITRATION PROCEEDINGS SHALL NOT BAR SUIT IN A COURT OF COMPETENT JURISDICTION BY THE BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE UNLESS AND UNTIL THE ARBITRATION RESULTS IN AN AWARD TO THE SELLER OF LIQUIDATED DAMAGES, IN WHICH EVENT SUCH AWARD SHALL ACT AS A BAR AGAINST ANY ACTION BY BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE.

      22.3 NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                   /s/ BH RC
                   ---------------          ---------------
                   Buyer Initials           Seller Initials

23. Miscellaneous.

      23.1 Binding Effect. This Agreement shall be binding on the Parties without regard to whether or not paragraphs 21 and 22 are initialed by both of the Parties. Paragraphs 21 and 22 are each incorporated into this Agreement only if initialed by both Parties at the time that the Agreement is executed.

      23.2 Applicable Law. This Agreement shall be governed by, and paragraph
22.3 is amended to refer to, the laws of the state in which the Property is located.

      23.3 Time of Essence. Time is of the essence of this Agreement.

      23.4 Counterparts. This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

      23.5 Waiver of Jury Trial. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

24. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

      24.1 The Parties and Brokers agree that their relationship(s) shall be governed by the principles set forth in the applicable sections of the California Civil Code, as summarized in paragraph 24.2.

      24.2 When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Brokers in this transaction, as follows:

            (a) Seller's Agent. A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or subagent has the following affirmative obligations: (1) To the Seller: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) To the Buyer and the Seller: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

            (b) Buyer's Agent. A selling agent can, with a Buyers consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations. (1) To the Buyer: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. (2) To the Buyer and the Seller, a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the Property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

                                                                     /s/ RC
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1998-American Industrial Real Estate Association    REVISED    Form OFA-3-2/98E

            (c) Agent Representing Both Seller and Buyer. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer. b. Other duties to the Seller and the Buyer as stated above in their respective sections (a) or (b) of this paragraph 24.2. (2) in representing both Seller and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. (3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

            (d) Further Disclosures. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure. Brokers have no responsibility with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to any breach of duty, error or omission relating to this Agreement shall not exceed the fee received by such Broker pursuant to this Agreement; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

      24.3 Confidential Information: Buyer and Seller agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.

25. Construction of Agreement. In construing this Agreement, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and vice versa. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Agreement shall mean end refer to calendar days. This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

26. Additional Provisions:

Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum consisting of paragraphs ___________________ through _________________. (If there are no additional provisions write "NONE".)

See Attachment A, Attachment B and Attachment C

--------------------------------------------------------------------------------
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION TO WHICH IT RELATES, THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
AGREEMENT.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PROPERTY. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE INTEGRITY AND CONDITION OF ANY STRUCTURES AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PROPERTY FOR BUYER'S INTENDED USE.

WARNING: IF THE PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THIS AGREEMENT MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.
--------------------------------------------------------------------------------

NOTE:

1.    THIS FORM IS NOT FOR USE IN CONNECTION WITH THE SALE OF RESIDENTIAL
      PROPERTY.
2. IF THE BUYER IS A CORPORATION, IT IS RECOMMENDED THAT THIS AGREEMENT BE SIGNED BY TWO CORPORATE OFFICERS.

The undersigned Buyer offers and agrees to buy the Property on the terms and stated and acknowledges receipt of a copy hereof.

BROKER:                                 BUYER:

------------------------------------    ---------------------------------------
                                        /s/ Robert F. Cirulnick
------------------------------------    ---------------------------------------
By: McKinney Travers  /Date             By: United Natural Foods, Inc.
---------------------      ---------        -----------------------------------
Name Printed: Jack Whalen               Name Printed: Bob Cirulnick
              ----------------------                  -------------------------
Title:                                  Title: CFO          7-26-99
       -----------------------------           --------------------------------

                                        By: /s/ Barclay Hope
                                            -----------------------------------
                                        Name Printed: Barclay Hope
                                                      -------------------------
                                        Title: GEN. MGR, ALBERT'S ORGANICS WEST
                                               --------------------------------
Address 2833 Leonis Boulevard           Address: 260 Lake Road. P.O. Box 999
------------------------------------             ------------------------------
Los Angeles, CA 90058                   Dayville, CT 06241
------------------------------------    ---------------------------------------
(323) 589-1800    (323) 589-9375        (800) 877-8898        (860) 774-4685
--------------    ------------------    --------------        -----------------
Telephone         Facsimile No.         Telephone             Facsimile No.
Federal ID No.                          Federal ID No. 050376157
              ----------------------                   ------------------------

27. Acceptance.

      27.1 Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

      27.2 Seller acknowledges that Brokers have been retained to locate a Buyer and are the procuring cause of the purchase and sale of the Property set forth in this Agreement. In consideration of real estate brokerage service rendered by Brokers, Seller agrees to pay Brokers a real estate Brokerage Fee in a sum equal to ________ % of the Purchase Price divided in such shares as said Brokers shall direct in writing. This Agreement shall serve as an irrevocable instruction to Escrow Holder to pay such Brokerage Fee to Brokers out of the proceeds accruing to the account of Seller at the Closing.

      27.3 Seller acknowledges receipt of a copy hereof and authorizes Brokers to deliver a signed copy to Buyer.

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY
      SELLER UNDER THIS AGREEMENT.

BROKER:                                 SELLER:

------------------------------------    ---------------------------------------

------------------------------------    ---------------------------------------


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                                   Page 7 of 8

1998-American Industrial Real Estate Association    REVISED    Form OFA-3-2/98E

By: McKinney Travers   /Date            By: Dynamic Builders, Inc.
    ------------------      --------    ---------------------------------------
Name Printed: Jack Whalen               Name Printed:
      ------------------------------             ------------------------------
Title:                                  Title:
       -----------------------------          ---------------------------------

                                        By:
                                           ------------------------------------
                                        Name Printed:
                                                     --------------------------
                                        Title:
                                               --------------------------------
Address 2933 Leonis Boulevard           Address: 2114 South Hill Street
        ----------------------------             ------------------------------
Los Angeles, CA  90058                  Los Angeles, CA  90007
------------------------------------    ---------------------------------------
(323) 589-1800      (323) 589-9375      (213) 746-6630       (213) 748-8017
-----------------   ----------------    -----------------    ------------------
Telephone           Facsimile No.       Telephone            Facsimile No.
Federal ID No.                          Federal ID No.
              ----------------------                   -------------------------

These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 700 South Flower Street, Suite 600, Los Angeles, CA 90017. (213) 687-8777.

       (c) Copyright 1998-By American Industrial Real Estate Association.
                              All rights reserved.
          No part of these works may be reproduced in any form without permission in writing.


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                                   Page 8 of 8

1998-American Industrial Real Estate Association    REVISED    Form OFA-3-2/98E

                                                                 REVISED 6/30/99

                           UNITED NATURAL FOODS, INC.
                                  JUNE 30, 1999

                 ATTACHMENT "A" TO THAT CERTAIN STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR PURCHASE
                 OF REAL ESTATE (THE "PURCHASE AGREEMENT") DATED
                JUNE 30,999, BETWEEN UNITED NATURAL FOODS, INC.,
                              OR NOMINEE ("BUYER")
                      AND DYNAMIC BUILDERS, INC. ("SELLER")

      Terms not otherwise defined herein shall have the meanings ascribed to those terms in the Purchase Agreement (except where the context may otherwise require, the term "Purchase Agreement" shall include all attachments, addenda and exhibits thereto). To the extent of any inconsistency between the terms and conditions of this Attachment and the remaining Purchase Agreement, the terms and conditions set forth in this Attachment shall control.

      1. Deposit Schedule. Buyer shall deposit with Seller a total deposit (the "Deposit") equal to ten percent (10%) of the Purchase Price in accordance with the following schedule:

      First Deposit: The initial deposit shall be $50,000.00 outside of escrow, applicable to the Purchase Price, of which $27,000.00 has been paid and received by Seller and $23,000.00 of which shall be paid upon execution of the Purchase Agreement. Should Buyer cancel the transaction evidenced by the Purchase Agreement prior to submittal of plans to plan check, Seller shall return $23,000.00 of the deposit to Buyer and retain $27,000.00 as compensation for design and cost evaluations.

      Second Deposit: Within thirty (30) days after execution of the Purchase Agreement, Buyer shall deposit with Seller, outside of escrow, an additional $50,000.00.

      Third Deposit: Sixty (60) days after execution of the Purchase Agreement, Buyer will deposit with Seller, outside of escrow, an additional $50,000.00.

      Fourth Deposit: Upon Seller obtaining the building permit from the City of Vernon, California, for the construction contemplated hereby, Buyer will deposit the remaining $109,650.00 with Seller, outside of escrow.


                                                                     /s/ BH

      Additional Deposits: In the event Seller and Buyer agree that additional improvements will be constructed by Seller as part of the Property under the Purchase Agreement, the Purchase Agreement shall be amended to reflect such agreement and to set forth agreed upon increases to the Purchase Price and additional deposits.

      Application of Deposits: All Deposits shall be credited to the Purchase Price, and shall be applied as provided in the Purchase Agreement, or in this Attachment.

      2. Construction Responsibility. Seller shall cause the construction of an approximately 35,000 square foot turn-key warehouse building (the "Building") on the Property. Seller will guarantee completion of the Building in accordance with plans and specifications approved by Seller and buyer (the "Approved Plans"), including those described in Attachment B to the Purchase Agreement.

      3. Construction Terms.

            (a) To the extent the same have not been completed and set forth in Attachment B to this Purchase Agreement, Seller shall submit construction documents, plans and specifications for the review and approval of Buyer. Said plans, once approved, shall become a part of this Purchase Agreement and shall be referenced as Attachment C. Said plans are hereby referenced as those particular plans as prepared by Gillings and Associates, sheets AO.1 through SP2, dated June 29, 1999.

            (b) Unless otherwise provided herein, Seller shall provide or cause to be provided and shall pay for all design services, labor, materials, equipment, tools, construction equipment and machinery, utilities, transportation and any and all other facilities and/or services necessary for the proper construction of the Building. Seller shall also be responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the construction of the Building.

            (c) Seller shall keep Buyer informed of the progress and quality of the construction of the Building and, upon request of buyer not more often than once per month, shall deliver to Buyer within five (5) days written progress reports during the period that the Building is being constructed.

                                                                     /s/ BH

            (d) Seller shall be responsible for correcting any work which does not conform to the requirements of the Purchase Agreement. The provisions of this Section 3(d) shall survive the Closing.

            (e) Seller warrants to Buyer that materials and equipment furnished in connection with the construction of the Building will be of good quality and new unless otherwise required or permitted hereby, that the construction will be free from faults and defects, and that the construction will conform with the requirements of the Purchase Agreements. The provisions of this Section 3(d) shall survive the Closing.

            (f) Seller shall pay all sales, consumer, use and similar taxes which are legally enacted at the time of the execution hereof, and shall secure and pay for Building and other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the construction of the Building.

            (g) Seller shall pay royalties and license fees for patented designs, processes or products. Seller shall defend suits or claims for infringement of patent rights and shall hold Buyer harmless from loss on account thereof, but shall not be responsible for such defense or loss when particular design, process or product of a particular manufacturer is required by Buyer.

            (h) Seller shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities relating to the construction of the Building. Seller represents that it has complete familiarity with all applicable laws, ordinances, rules, regulations and orders of any public authority or official thereof having bearing on the construction of the Building.

            (i) Upon completion of construction, Seller shall remove from the site waste materials, rubbish, Seller's tools, construction equipment, machinery and surplus materials. In addition, Seller shall perform the following final cleaning for all trades at completion of construction to be performed by Seller (including its contractors and subcontractors):

                  (i)   remove temporary protection;

                  (i) remove marks, stains, fingerprints and other soil or dirt from painted, decorated

                                                                     /s/ BH
                        and natural finish woodwork and other work;

                  (i) remove spots, mortar, plaster, soil and paint from ceramic tile, marble and other finished materials and wash or wipe clean;

                  (i) clean fixtures, cabinet work and equipment, removing stains, paint, dirt and dust and leave in undamaged, new condition;

                  (i) clean aluminum in accordance with recommendations of the manufacturer; and

                  (i) clean resilient floors thoroughly with a well rinsed mop containing only enough moisture to clean off any surface dirt or dust and buff dry by machine to bring the surfaces to sheen.

When the Building is turned over to Buyer, it shall be thoroughly clean and ready for immediate occupancy.

            (j) Seller shall achieve substantial completion of the project contemplated hereby as expeditiously as possible, and in any event on or before April 1, 2000, subject to delays caused by weather, Acts of God and similar events beyond Seller's control. Time is of the essence. The date of substantial completion shall be deemed to have occurred when the Building is fully constructed in accordance with the requirements of the Purchase Agreement, and any approved modifications thereof, all final inspections by city and other officials having jurisdiction have been satisfactorily completed as shown in writing by such officials and all remaining work shall consist only of punchlist items which can be completed within thirty days and will not cause any interference with Buyer's use and occupancy of the Property.

            (k) At such time as Buyer acquires title to the Property in accordance with the requirements of the Purchase Agreement, Seller shall deliver to Buyer certified copies of all construction documents, including, without limitation, all drawings, specifications, surveys (including an as-built survey which Seller will obtain) and the like, prepared or furnished by Seller or Seller's design professionals and consultants. Buyer may use such documents for future work on the Property.

                                                                     /s/ BH

            (l) Seller shall be responsible to Buyer for acts and omissions of Seller's employees and the employees of all contractors and subcontractors in connection with the transactions contemplated by the Purchase Agreement.

            (m) All work described herein or required hereby shall be executed in a neat, skillful, workmanlike manner in accordance with the best recognized trade practices.

            (n) In all cases in which a manufacturer's name, trade-name or other proprietary designation is used in connection with materials or articles to be furnished under the Purchase Agreement, unless the phrase "or equal" is used after such name, Seller shall furnish the product of the named manufacturer(s) without substitution, unless a written request for a substitute has been submitted by Seller and approved in writing by Buyer.

            (o) If Seller proposes to use a material which, while suitable for the intended use, deviates in any way from the detailed requirements of the Purchase Agreement, Seller shall inform Buyer of the nature of such deviation at the time the material is submitted for approval. No such deviation shall be deemed approved by Buyer unless such approval is in writing.

            (p) Seller shall effect the construction of the Building at its own expense. Buyer's only financial responsibility prior to acquiring the Property pursuant to the terms and conditions of the Purchase Agreement shall be to make the Deposits required hereby. At the time of the Closing, Seller shall warrant to Buyer that the Property is and shall be free and clear of all liens, claims, security interests or encumbrances in favor of Seller or any other person or entity performing construction at the site or furnishing materials or equipment relating to such construction. In the event a lien is filed or claimed against the Property by any contractor, subcontractor, architect, engineer, laborer or supplier of materials, and the Title Company will not issue an endorsement to Buyer's title insurance policy affirmatively insuring against such liens, Seller agrees immediately to bond such lien or to cause such lien to be discharged. If Seller shall fail to do so, Buyer may, at its option, and at the expense of Seller, bond such lien or cause it to be discharged. Any payments by Buyer in this regard shall be deducted from the balance of the purchase price.

                                                                     /s/ BH

            (q) Seller shall maintain such insurance against such risks as are usually insured against in the same general area and by companies engaged in the same or similar business, including, by way of illustration, and not limitation, builder's risk, fire, extended coverage, personal and property liability, worker's compensation insurance and any other insurance that Buyer may reasonably request. Certificates of such insurance acceptable to Buyer shall be delivered to Buyer immediately upon execution hereof. Insofar as property and builder's risk insurance on the Property is concerned, Buyer shall be listed as a mortgagee and loss payee, as its interests may appear. The property insurance on the Property shall be an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage, including, without limitation, theft, vandalism, malicious mischief, collapse, false work, temporary buildings and debris removal, including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for the services and expenses of such professionals required as a result of such insured loss.

            (r) Should Buyer at any time during the progress of the work, request of Seller any modifications, alterations or deviations in, additions to or omissions from the Approved Plans, it shall be at liberty to do so, and Seller shall cause the same to be completed. No such alterations, deviations or additions shall be made except upon Buyer's written request and approval, which must be signed by Buyer. The only person authorized to order extra work in behalf of Buyer is Barclay Hope or other individual designated in writing by Buyer. Any such changes shall be on a time and material basis plus 18.75%, which percentage represents Seller's general conditions, insurance, overhead and fee.

            (s) Seller shall promptly correct work rejected by Buyer or known by Seller to be defective or failing to conform to the requirements of the Purchase Agreement, whether observed before or after substantial completion, and whether or not fabricated, installed or completed. Seller shall bear the costs of correcting such rejected work, including additional testing and inspections, and any loss or damage to Buyer resulting from such defect or failure. This obligation shall survive termination of the Purchase Agreement.

            (t) If, within one year following substantial completion or, after the date for commencement of warranties established by written agreement between Buyer and Seller, or by

                                                                     /s/ BH
terms of an applicable special warranty required hereby, any of the work is found not to be in accordance with the requirements of the Purchase Agreement, Seller shall correct it promptly after receipt of written notice from Buyer to do so unless Buyer has previously given Seller a written acceptance of such condition. Any guarantee against defects and materials and workmanship performed hereunder shall not apply to loss, damage or destruction from the types of perils covered by the standard form of all-risk property insurance nor against uninsured casualties such as, without limitation, flood and earthquake. The provisions of this Section 3(t) shall survive the Closing.

            (u) It is understood and agreed that the Purchase Price represents a "guaranteed maximum price"; provided, however, included within the Purchase Price are certain allowances for, among other things, glass and other tenant improvements. Unless additional work is requested by Buyer which would exceed the allowance provided, Seller hereby represents that it reasonably believes, but does not guarantee, that such allowances are sufficient for their intended purpose.

            (v) Seller shall permit Buyer, its representatives, employees, agents and the construction consultants, to enter upon the Property at all reasonable times, to inspect the construction of the Building and all materials to be used in the construction thereof and to examine all detailed plans and shop drawings which are or may be kept at the construction site. The exercise by Buyer or any representative of buyer of such inspection right shall not constitute approval of Seller's work or the waiver by Buyer of any right on account of defective or improper work.

      4. Indemnification. To the fullest extent permitted by law, Seller shall indemnify and hold Buyer harmless from and against all claims, damages, losses and expenses, including without limitation, attorney's fees, arising out of or resulting from performance of the work, provided that such claim, damage, loss or expenses are attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property, including loss of use resulting therefrom, but only to the extent caused in whole or in part by the negligent acts or omissions of Seller, any subcontractor, any design professional, anyone directly or indirectly employed by them or any one for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder.

                                                                     /s/ BH

                                   EXHIBIT "B"
                           UNITED NATURAL FOODS, INC.
                                  June 30, 1999

QUALIFICATIONS AND SPECIFICATIONS FOR UNITED NATURAL FOODS, INC. BUILD TO SUIT PROJECT.

PROFESSIONAL DESIGN SERVICES

The services to be provided under this contract for the complete design and construction shall include those of:

1) Site Layout Design
2) Interior Space Planning Design
3) Architectural Design
4) Structural Design
5) Civil Engineering
6) Soils Engineering

The design, engineering, permitting, and construction of the following trades will be done directly by the subcontractors. Those categories are as follows:

1) Electrical
2) Plumbing
3) Heating, Ventilation, & Air Conditioning (HVAC)
4) Fire Protection

The municipal fees that have been included in this agreement are as follows:

1) Plan Check
2) Sewer & Water
3) Utility Meter Fees
4) School Fees
5) Building Permit
6) Plan check and permit fees for the design-build trades listed above

Any fee increases or code changes placed in effect by the governing agencies after December 31, 1999 are specifically excluded from this contract.

                                                                     /s/ BH

The project, referred to as UNITED NATURAL FOODS, shall be in accordance with the following specifications:

SITE:

The site for which this project is to be located is approximately 65,608 square feet.

1) Grading for a dock high building and all site work as required by the soils engineering report.

2) Parking lot shall be asphalt, three inches thick, over compacted native soil with striping per code. The existing parking structure will be crushed on site and all base will be mixed and compacted with the existing soil. A concrete truck apron, 6 inches thick with reinforcing steel is designed for the dock loading area, extending to the recycling area.

3) One 30" high concrete site wall as required by the City of Vernon separating parking lot from sidewalk.

4) One trash enclosure, concrete with steel corrugated gates.

BUILDING SHELL, CORE, AND TENANT IMPROVEMENT

1) This building is considered to be 4ft. high dock high structure, which makes the finished, floor approximately 5 inches above the foundation. The building shall be a total of approximately 35,000 square feet with a first floor of 33,000 square feet and a second floor mezzanine of approximately 2,000 square feet. The square footage shall be calculated using the exterior building dimension of each floor area.

2) The building walls of this project shall be constructed on site, pre-cast concrete tilt-up panels. Maximum height of the concrete walls to be 38 feet from the top of the foundation to the top of the wall.

3) The first floor shall be 5 inch thick concrete slab with reinforcing per code. The second floor will be engineered for 125 lb. per square foot and shall be constructed with wood or steel and wood, with plywood and 3 inches of concrete. Dynamic Builders and the structural engineer will make the final determination of how the mezzanine will be constructed.

4) The minimum height between finished first floor and the bottom of the second floor structure shall be 11 feet. The clear height between second floor and bottom of roof structure to be 11 feet. The minimum clear height between the finished first floor and the bottom of the roof structure shall be 24 feet.

5) There shall be three single 3 foot by 7 foot 18 gauge steel exit doors and frames with three ball bearing N.R.P. hinges, Schlage L-9453 lever action lock set, Norton closer, smoke seal, threshold, sweep with rain drip and lock guard. Additional doors required be Owner's cold storage plan or racking are at Owner's expense.

6) Allowance of $14,875.00 for all interior and exterior glass. Unless otherwise specifically requested by Owner, Contractor shall use Solarcool Gray Reflective Glazing for all exterior glass.

                                                                     /s/ BH

7) The roof shall be a panelized roof system, or equal, engineered to support roof mounted refrigeration equipment. Sheathing shall be minimum 1/2 inch plywood or O.S.B. board with exterior glue laminated beams, or equal.

8) Roofing shall be three ply or equal: one layer 25 pound fiberglass, and one layer of 11 pound fiberglass, flood coated with hot tar capped with a 72 pound fiberglass cap sheet. Three inch felt cant material shall be installed at all points where roof intersects walls and at all raised platforms. The roof shall carry a 10 year warranty from Contractor and Sub-Contractor, fully assignable to Buyer.

9) A fire sprinkler system at the roof shall be designed to store class 1-4 commodities up to 20 feet in standard single or double rows with 8-foot isles. All office areas shall have chrome semi recessed heads. (This system will not be suitable to any type of flammable materials).

10) ELECTRICAL

      A) Service: One 1,200 Amp, 277/480v, three-phase service with one meter.
      B) HVAC outlets to be located on the roof per code.
      C) Connection to the roof-top mounted air conditioning units.
      D) One 240 Volt 35 Amp water heater circuit
      E) Fifty four warehouses low temperature, high bay 400 watt metal halide lights with hook, cord, and plug.
      F) Exterior lighting shall consist of six, 400 watt halide wall packs, Hubble # PVLO175 or equal, photo-cell type.
      G) Four entry down lights.
      H) Exit lights and signs per code

11) PLUMBING

      A) Four inch sewer line to the building
      B) All copper water lines.
      C) Allowance of $10,000.00 for floor drains in the warehouse area.

12) INTERIOR IMPROVEMENTS

An allowance of $115,000.00 for a total of 4,000 square feet. This allowance shall be put towards these and any other tenant improvements.

A) Drywall partitions
B) Interior doors, jambs and hardware
C) Interior glazing
D) Acoustical or drywall ceilings
E) Interior lighting
F) Electrical distribution, switches outlets and telephone boxes and conduits.
G) HVAC units and distribution with programmable thermostats.
H) Fire sprinkler distribution from mains and laterals
I) Interior painting
J) Plumbing

                                                                     /s/ BH

K) Floor coverings
L) Cabinetry

13) FLOORS.

      A) Warehouse floors shall be scrubbed, sanded and sealed with Ashford formula.

14) VENTILATION

      A) Twenty nine sixteen inch round rotary vents.
      B) Skylights or smoke hatches as required per code.

15) PAINTING AND WATERPROOFING

      A) One coat of flat vinyl paint over primer on exterior walls of the building, truckwell walls.

16) MISCELLANEOUS

      A) One 12ft. X 14ft. and ten 8ft. X lOft. 24 gauge flat type steel slat, prime white finish, bottom weather strip, chain operation with slide bolt locking at each jamb (pad locks by owners) roll-up. door.
      B) For each dock high door, a total of ten (10) doors, there shall be one (1) each Rite-Hite Mechanical dock levelers, 6'x8', 20,000 lb. capacity with 16" lip and integral bumpers, one (1) each Rite-Hite mechanical Dok-Lok, one (1) each Frommelt Dock Seal and one (1) each electrical for dock seal lights.
      C) Any required fire alarm monitoring systems shall be provided. (Monthly service is considered to be a utility and shall be paid for by the owner)
      D) Roof structure in the warehouse shall have a foil cap sheet covering the underneath side.
      E) Twenty 1O"x12"x4" thick rubber dock bumpers shall be attached to the building wall for protection.
      F) Sheet draftstops as required by code.
      G) Street site wall, approximately 30" high, as required by the city code. Wall shall be painted a coordinating color to the building.
      H) Four inch round pipe bollards to protect the electrical switch gear, fire sprinkler equipment, where required by code and ten inch round pipe bollards at the property entrance per code. Additional pipe bollard, 4" diameter, galvanized steel, 36" tall imbedded in the floor may be added by Owner at a unit cost of $295.00 each.

17) EXCLUSIONS

      A) Permanent signage on building
      B) In rack fire sprinklers, ESFR system or pendant heads
      C) Cooler or freezer boxes, refrigeration equipment, insulated doors or any work related to the cold storage requirements of the Buyer.
      D) Warehouse electrical outlets.

                                                                     /s/ BH

      E) Painting of the interior warehouse walls
      F) Any special or related requirements for the owners business
      G) Utility fees or related costs
      H) Telephone systems or wiring for a system
      I) Any items not specifically mentioned in the above scope of qualifications

                                                                     /s/ BH

                                                                 REVISED 6/30/99

                                 FIRST AMENDMENT
                                       TO
                      STANDARD OFFER, AGREEMENT AND ESCROW
                    INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

      FIRST AMENDMENT ("this Amendment") made as of June 30, 1999 between DYNAMIC BUILDERS, INC., a California corporation ("Seller") and UNITED NATURAL FOODS, INC., a Delaware corporation ("Buyer")

                                    RECITALS

      Buyer and Seller have entered into a certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated as of June 30, 1999 (the "Purchase Agreement"). Seller and Buyer wish to amend the Purchase Agreement in certain respects.

      THEREFORE, in consideration of the Agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Defined Terms. Capitalized terms used in this Amendment and defined in the Purchase Agreement shall have the meaning so provided unless the context otherwise expressly requires.

      2. Deletions. Sections 2.3, 3.2, 4.1, 8.10, 9.1(h), 9.1(k), 9.1(1), 9.4,
12.2, 12.3, and 21 of the Purchase Agreement are hereby deleted in their entirety.

      3. Broker. Notwithstanding anything to the contrary contained in the Purchase Agreement, Seller shall be solely responsible for the payment of any fee, commission or other amount payable to the Brokers.

      4. Inspections. Notwithstanding anything to the contrary contained in the Purchase Agreement, no inspection by Buyer pursuant to the provisions of the Purchase Agreement shall limit or constitute a waiver of any representation, warranty or agreement of Seller contained in the Purchase Agreement or in this Amendment.

                                                                     /s/ BH

      5. Title Insurance. Buyer's obligations under the Purchase Agreement are subject to receipt at Closing of a standard ALTA owner's title insurance policy with extended coverage (the "Title Policy") insuring title to the Property in the amount of the Purchase Price, subject only to matters set forth in the Title Commitment, and shall include affirmative endorsements insuring against mechanics or materialmen's liens and insuring rights under all easements for the benefit of the Property and shall include such other endorsements as Buyer may reasonably request, including compliance with subdivision act map endorsement, zoning and survey. Buyer shall pay any additional premium attributable to such form of policy, except mechanic's liens, coverage which shall be provided at Seller's expense. The Title Commitment shall be issued by the Title Company or other nationally recognized title insurance company reasonably acceptable to Buyer.

      6. Survey. Seller agrees that Seller, at its cost, will deliver to Buyer as soon as reasonably practicable following the date hereof a survey of the Property complying with the provisions of Section 9.1(g) of the Purchase Agreement. Concurrently with the Closing, Seller shall deliver to Buyer an updated as built survey showing the location of all improvements included in the Property and all easements.

      7. Disapproved Items. Notwithstanding the provisions of Section 9.3 of the Purchase Agreement, except with respect to so-called "punchlist" items which will not interfere with Buyer's use of the Property as provided in Attachment A to the Purchase Agreement, Seller's election, as provided therein, may be made only with the approval of Buyer, which shall not be unreasonably withheld.

      8. Representations by Seller. Section 12 of the Purchase Agreement is amended by adding the following additional representations:

      (a) The Property and all improvements constructed thereon by Seller now comply and will, upon conveyance to Buyer, comply with applicable zoning, building and similar laws, regulations and ordinances;

      (b) There are no condemnation or similar proceedings pending or, to the knowledge of Seller threatened, with respect to the Property or any other property adjacent thereto necessary for ingress and egress, parking or other uses in conjunction with the Property, except a proposed highway dedication of five

                                                                     /s/ BH

(5) feet along Vernon Avenue, which property is not included in the Property;
and

      (c) There are no options, licenses or other rights or agreement of any kind relating to the use, occupancy or purchase of the property.

      9. Amendment to Representations. Section 12.1(h) is hereby amended by deleting the words "Seller has no knowledge of any" and substituting "there are no", as of the date of this agreement.

      10. Liquidated Damages; Default. The parties agree that it would be impracticable or extremely difficult to fix, prior to signing this Agreement, the actual damages which would be suffered by Seller if Buyer fails to perform its obligations under this Agreement. Therefore, if, after the satisfaction or waiver of all contingencies provided for the Buyer's benefit, Buyer breaches this Agreement, Seller shall be entitled to liquidated damages in the amount of all deposits then paid pursuant to Attachment A to the Purchase Agreement, subject to the other provisions of this Section 10. Seller's retention of such deposits shall constitute Seller's sole remedy, at law or in equity, on account of Buyer's breach of the Purchase Agreement. Notwithstanding anything to the contrary contained in the Purchase Agreement, in the event of default by Seller, the Deposit shall be immediately returned to Buyer, and Buyer may pursue any and all other remedies arising by reason of such default or breach.

      11. Security; Guaranty. At the request of Buyer, Seller shall execute and deliver to the escrow holder a Promissory Note and Second Deed of Trust in the forms attached hereto as Exhibits A and B respectively, which Second Deed of Trust shall be held in escrow by Escrow Holder and recorded by Escrow Holder upon notice by Buyer of default by Seller in the payment or performance of any obligation under the Purchase Agreement. Concurrently with the delivery of this Amendment, Seller shall deliver to Buyer the joint and several guaranty of Ramon Bonin and Blaise Bonin("Guarantors") in form and substance satisfactory to Buyer, under which Guarantors shall guarantee all of the obligations of Seller under the Purchase Agreement.

      12. Interpretation. To the extent of any inconsistency between the terms and conditions of this Amendment and the Purchase Agreement, the terms and conditions set forth in this Amendment shall control.

                                                                     /s/ BH

        13. Close of Escrow. Close of Escrow shall take place within five (5) business days after Seller has substantially completed all work as provided in
Section 3(j) of Attachment A to the Purchase Agreement; provided that in the event all improvements required to be completed by Seller have not been completed, the Closing shall not take place unless (a) the remaining work consists of minor items which, alone or together, will not interfere with the Buyer's use of the Property and (b) Buyer and Seller have entered into an agreement acceptable to Buyer providing for the completion of such remaining work and the withholding of an amount equal to 125% of the anticipated cost thereof until completion. Close of Escrow is expected to occur in accordance with a schedule to be executed by both parties and to become an addendum to this Agreement. Delays caused by Acts of God or municipal delays, which are unforeseen, shall be considered permitted delays and shall extend the Escrow Period by an equivalent period. Delays caused by Buyer or Buyer's agent or representative shall result in an equivalent delay in the closing date. Delays cause by Buyer which exceed thirty (30) days aggregate shall result in an adjustment to the purchase price for financing costs incurred by Seller.

      14. Financing Provisions.

            (a) It is Buyer's understanding that Seller will be financing the construction of the Building with an institutional or other lender. Seller agrees that the Property shall stand as collateral solely for the financing obtained by Seller to acquire the Property to be sold to Buyer and to construct the Building and for no other indebtedness of Seller to any lender. Seller shall provide Buyer with a certificate from its lender (or lenders if there are more than one) (collectively, the "Lender") confirming that the Property will not secure any other debt of Seller to such Lender other than the financing obtained for purposes of purchasing the Property and constructing the Building. Seller further agrees, and such certification of the Lender shall so state, that the aggregate indebtedness of Seller to the Lender shall not exceed the Purchase Price less all deposits required to be paid by Buyer to Seller.

            (b) Seller shall not create, incur, make, assume or suffer to exist any assignment, mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever on the Property other than in favor of the Lender or Buyer.

                                                                     /s/ BH

            (c) Seller shall deliver to Buyer copies of all requisitions and other construction loan reports submitted to the Lender concurrently with delivery to the Lender.

      15. Off Site Work. The Purchase Price includes the amount of $40,000 representing the estimated share of the cost of street widening, utility installation, replacement or relocation of sidewalks, curbing or gutters and similar work which may be required by the City of Vernon to be performed outside the Property ("Off Site Work"). Seller shall assist Buyer in providing necessary information required to apply for and obtain such loans or grants for reimbursement of the cost of Off Site Work ("Guaranteed Reimbursement") for which Buyer or the Property qualifies. The entire amount of any Guaranteed Reimbursement shall be paid to Buyer. In the event Off Site Work is performed by the City of Vernon and the City of Vernon invoices Seller prior to the Closing directly for its portion of the Off Site Work (the "Direct Payment Amount"), the Purchase Price shall be reduced by (a) $40,000 minus (b) the Direct Payment Amount. In the event the City of Vernon performs the Off Site Work and has not invoiced Seller or Buyer prior to the Closing for the Direct Payment Amount, Buyer shall be solely responsible for the payment thereof, and the Purchase Price shall be reduced by $40,000.

      16. Fire Easement. The City of Vernon may, at its sole discretion, require portions of the vehicle maneuvering area of the subject property be designated as a fire easement for purposes of accessing facilities on the property as well as adjoining properties. Said fire easements will not affect the parking or loading area of the subject property.

      17. Potential Property Easements: Seller and Buyer hereby agree and acknowledge the following:

            (a) There currently exists, in the City of Vernon, a moratorium on the subdivision or adjustment of parcels and lots of land. Said moratorium is currently in effect until such time as the City of Vernon completes its land planning revision and elects to lift the moratorium.

            (b) The subject property is currently two (2) complete parcels with portions of two (2) other "adjoining parcels" of land in the parking lot area and along the eastern boundary of the subject property. The total is approximately 65,600 square feet. The portions of the "adjoining parcels" required to construct the Building are (i) in the parking lot

                                                                     /s/ BH
area, on the south side of the Property, and (ii) an approximately six-foot strip along the eastern boundary of the Property (collectively, the "Easement Areas")

            (c) The remaining portion of the "adjoining parcels" will be sold to another building on a group of adjacent parcels.

            (d) It is anticipated, but not guaranteed, that upon the lifting of the moratorium, the City of Vernon will allow lot line adjustments which will adjust the parcels to move the "Easement Areas" into the complete parcels on the subject property. Should said lot line adjustments be allowed, Seller will complete the lot line adjustments at Seller's expense.

            (e) Should the lot line adjustments be delayed or possibly not allowed by the City of Vernon, prior to the Closing, Seller, at its expense, shall grant to Buyer perpetual easements in favor of Buyer, such easements to be in form and substance satisfactory to Buyer, and insurable by the Title Company. In addition, Seller shall execute and deliver, or cause to be executed and delivered, at the close of escrow, in recordable form, options to acquire the Easement Areas for $10 as and when permitted by the City of Vernon.

            (f) Seller represents and warrants that such easements will not cause the Property to be in violation of any applicable building, zoning or similar law, code or ordinance of regulation.

      18. Environmental Condition. Notwithstanding the provisions of Section 12.1(c) of the Purchase Agreement, Seller acknowledges that asbestos may be located on the Property. Seller shall remove the same prior to commencement of construction of Buyer's improvements at Seller's sole cost and expense and in accordance with applicable laws and ordinances.

      19. Removal of Existing Improvements. All improvements now located on the Property shall be demolished and removed by Seller prior to commencement of Buyer's improvements, at Seller's sole cost and expense and in accordance with applicable laws and ordinances.

      20. Ratification. The Purchase Agreement, as amended by the terms of this Amendment, is ratified and confirmed. All references to the Purchase Agreement shall mean the Purchase Agreement and all Attachments thereto as amended by this Amendment.

                                                                     /s/ BH

      IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date written above.

                                        DYNAMIC BUILDERS, INC.

      By:
         ---------------------------

                                        UNITED NATURAL FOODS, INC.


      By: /s/ Barclay Hope
         ---------------------------

                                                                     /s/ BH

                                                              September 29, 1999

            SECOND AMENDMENT TO THAT CERTAIN STANDARD
            OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR
            PURCHASE OF REAL ESTATE DATED JUNE 10, 1999
            BETWEEN UNITED NATURAL FOODS, INC. AS BUYER AND
            DYNAMIC BUILDERS, INC. AS SELLER

This Amendment to the Purchase Agreement between the parties, when executed, shall become part of the Purchase Agreement between the parties. All conditions and requirements of the Purchase Agreement shall remain in full force and effect. Buyer and Seller hereby agree as follows:

1. The purpose of this Amendment is to adjust the scope of work and cost of work under the original STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR REAL PROPERTY ("Agreement"). The proposed design of the building under the original Purchase and Sale has been substantially modified, resulting in the need for this Amendment.

2. The changes to the proposed building covered by this Amendment are attached as Exhibit "C". The specifications shown in Exhibit "C" shall be used for the purpose of the Seller causing the completion of construction work in accordance with Exhibit "B" of the "Agreement" as well as causing the completion of construction work in accordance with Exhibit "C".

3. In accordance the specifications in Exhibit "C", the Purchase Price is hereby amended to be $3,461,975.00, and increase of $865,475.00. Seller has increased its construction financing in accordance with this increase.

4. Both parties acknowledge that the representative for United Natural Foods, Inc is Barclay Hope. Buyer shall provide Seller with a corporate resolution or equal demonstrating United Natural Foods, Inc. has authorized Barclay Hope's signature on all documents relating to this transaction, including this amendment, to be binding on behalf of United Natural Foods, Inc.

5. All work has been budgeted in accordance with the attached Exhibit "D", Refrigeration and Cooler Box Budget. Those items which are allowances under this amendment are identified. All other such allowances under the original "Agreement" shall remain as allowances until such time as the shop drawings and building drawings are fully reconciled and bidding completed.

6. Unless specifically modified by this Amendment, all other term and conditions of the "Agreement" shall remain in full force and effect.

AS DEMONSTRATED BELOW BY THEIR EXECUTION OF THIS AMENDMENT, BUYER AND SELLER AGREE TO BE BOUND BY OF THE TERMS AND

CONDITIONS OF THIS AMENDMENT AND THOSE OF THE "AGREEMENT" DATED JUNE 10, 1999.

Seller:                                Buyer:

DYNAMIC BUILDERS, INC.,                UNITED NATURAL FOODS, INC.
A California Corporation

By:                                    By: /s/ Barclay Hope
   ------------------------------          ---------------------------------

Its:                                   Its: General Manager/ALBERT'S WEST
    -----------------------------           --------------------------------

Date:                                  Date:  10/6/99
     ----------------------------           --------------------------------

                                   EXHIBIT "C"

Cooler Boxes and Refrigeration Recap

Cooler Box Specifications:

A.    Building Size: 255'x130'x25' high
B.    (2) +34F rooms
      (1) +45F room
      (1) +58F room
C.    (3) interior partition walls
D.    (4) 12'x10' electrical horizontal sliding cooler doors
E.    (4) 12'x10' strip curtains
F.    (8) 10'x10' cased openings
G.    (8) 10'x10' strip curtains
H. Insulated wall panels will consist of 5" polystyrene core panels at liner walls and and 6" polystyrene core panels at partition walls.
I. Ceiling panels will consist of 6" polystyrene core through-out entire coolers. Panels will be hung from existing roof structure.
J. All insulated panels will have a 26 gauge white stucco embossed finish. All trim to match and be silicone sealed.
K.    Disposal of all debris is included.
L.    Shop drawings and engineering on panels as included.

The above specifications are the basis for the Second Amendment to the "Agreement" between United Natural Foods, Inc. as Buyer and Dynamic Builders, Inc. as Seller dated June 10, 1999.

                                                              September 29, 1999

            SECOND AMENDMENT TO THAT CERTAIN STANDARD
            OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR
            PURCHASE OF REAL ESTATE DATED JUNE 10, 1999
            BETWEEN UNITED NATURAL FOODS, INC. AS BUYER AND
            DYNAMIC BUILDERS, INC. AS SELLER

This Amendment to the Purchase Agreement between the parties, when executed, shall become part of the Purchase Agreement between the parties. All conditions and requirements of the Purchase Agreement shall remain in full force and effect. Buyer and Seller hereby agree as follows:

1. The purpose of this Amendment is to adjust the scope of work and cost of work under the original STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR REAL PROPERTY ("Agreement"). The proposed design of the building under the original Purchase and Sale has been substantially modified, resulting in the need for this Amendment.

2. The changes to the proposed building covered by this Amendment are attached as Exhibit "C". The specifications shown in Exhibit "C" shall be used for the purpose of the Seller causing the completion of construction work in accordance with Exhibit "B" of the "Agreement" as well as causing the completion of construction work in accordance with Exhibit "C".

3. In accordance the specifications in Exhibit "C", the Purchase Price is hereby amended to be $3,461,975.00, and increase of $865,475.00. Seller has increased its construction financing in accordance with this increase.

4. Both parties acknowledge that the representative for United Natural Foods, Inc is Barclay Hope. Buyer shall provide Seller with a corporate resolution or equal demonstrating United Natural Foods, Inc. has authorized Barclay Hope's signature on all documents relating to this transaction, including this amendment, to be binding on behalf of United Natural Foods, Inc.

5. All work has been budgeted in accordance with the attached Exhibit "D", Refrigeration and Cooler Box Budget. Those items which are allowances under this amendment are identified. All other such allowances under the original "Agreement" shall remain as allowances until such time as the shop drawings and building drawings are fully reconciled and bidding completed.

6. Unless specifically modified by this Amendment, all other term and conditions of the "Agreement" shall remain in full force and effect.

AS DEMONSTRATED BELOW BY THEIR EXECUTION OF THIS AMENDMENT, BUYER AND SELLER AGREE TO BE BOUND BY OF THE TERMS AND

CONDITIONS OF THIS AMENDMENT AND THOSE OF THE "AGREEMENT" DATED JUNE 10, 1999.

Seller:                                Buyer:

DYNAMIC BUILDERS, INC.,                UNITED NATURAL FOODS, INC.
A California Corporation

By:                                    By:
   ------------------------------          ---------------------------------

Its:                                   Its:
    -----------------------------           --------------------------------

Date:                                  Date:
     ----------------------------           --------------------------------

                                   EXHIBIT "C"

Cooler Boxes and Refrigeration Recap

Cooler Box Specifications:

A.    Building Size: 255'x130'x25' high
B.    (2) +34F rooms
      (1) +45F room
      (1) +55F room
C.    (4) interior partition walls
D.    (4) 12'x10' electrical horizontal sliding cooler doors
E.    (4) 12'x10' strip curtains
F.    (8) 10'x10' cased openings
G.    (8) 10'x10' strip curtains
H. Insulated wall panels will consist of 5" polystyrene core panels at liner walls and and 6" polystyrene core panels at partition walls.
I. Ceiling panels will consist of 6" polystyrene core through-out entire coolers. Panels will be hung from existing roof structure.
J. All insulated panels will have a 26 gauge white stucco embossed finish. All trim to match and be silicone sealed.
K.    Disposal of all debris is included.
L.    Shop drawings and engineering on panels as included.

The above specifications are the basis for the Second Amendment to the "Agreement" between United Natural Foods, Inc. as Buyer and Dynamic Builders, Inc. as Seller dated June 10, 1999.

                                   EXHIBIT "C"

Cooler Boxes and Refrigeration Recap

Cooler Box Specifications:

A.    Building Size: 255'x130'x25' high
B.    (2) +34F rooms
      (1) +45F room
      (1) +55F room
C.    (4) interior partition walls
D.    (4) 12'x10' electrical horizontal sliding cooler doors
E.    (4) 12'x10' strip curtains
F.    (8) 10'x10' cased openings
G.    (8) 10'x10' strip curtains
H. Insulated wall panels will consist of 5" polystyrene core panels at liner walls and and 6" polystyrene core panels at partition walls.
I. Ceiling panels will consist of 6" polystyrene core through-out entire coolers. Panels will be hung from existing roof structure.
J. All insulated panels will have a 26 gauge white stucco embossed finish. All trim to match and be silicone sealed.
K.    Disposal of all debris is included.
L.    Shop drawings and engineering on panels as included.

The above specifications are the basis for the Second Amendment to the "Agreement" between United Natural Foods, Inc. as Buyer and Dynamic Builders, Inc. as Seller dated June 10, 1999.

                                   EXHIBIT "D"

Refrigeration and Cooler Box Budget

1.    Boxes                                               $226,707.00
2.    Refrigeration                                       $196,300.00

Additional Integration Costs
1.    Fees and Permits                                       $8693.00
2.    Blue Prints                                             $500.00
3.    Site Utilities/Misc                                    $2602.00
4.    Underground Concrete                                   $5380.00
5.    Plumbing                                             $72,000.00*
6.    Roof Structure/Cover                                 $22,806.00
7.    Electrical                                           $42,000.00*
8.    Sprinklers                                           $57,000.00*
9.    Sheet Metal (platform covers)                           $810.00
10.   Skylites                                               $1776.00
11.   Box Curbs (Concrete)                                 $32,500.00*
12.   Supervision                                            $9827.00
13.   Architect Integration/Struct. Eng.                   $10,000.00
      Sub-total                                           $687,299.00

Gen. Conditions/Overhead/Profit                           $128,868.00

Total Refrigeration/Box Budget                            $816,167.00
      Additional Transaction Costs                         $49,308.00**
Total Amendment to Purchase Agreement                     $865,475.00

o *Still Allowances Pending final equipment specifications and City of Vernon Health Department Approval. Plumbing allowance includes clarifier.
o **Includes construction loan interest/pts, costs of sale and escrow/title costs.

[LETTERHEAD OF DYNAMIC BUILDERS]


September 8, 1999

Mr. Barclay Hope
General Manager
Albert's Organics
1330 East 6th Street
Los Angeles, California 90021

RE: Cold Storage and Banana Box Proposals.

Dear Barclay:

Dynamic Builders, Inc. has completed its analysis of the proposed cold storage and banana box requirements for the new building on Vernon Avenue. We now have hard bids from multiple contractors for insulated panels/ceilings/doors/etc. for the boxes as well us the refrigeration units/coils/condensors.

It is important to note a design change for the boxes has been required by the City of Vernon Health Department. If you recall, our original intention was to put the insulation for the boxes on top of the roof structure as "overdeck insulation", eliminating the drop ceiling. The Vernon Health Department is requiring we now put a washable drop ceiling in all of the boxes. While not providing specifics, we suspect, the temperatures of the boxes could allow for additional processing in the future and this could be the driving reason for this change.

This has triggered a couple of modifications to our roof structure as the insulation and drop ceiling are now suspended from the roof structure instead of on top. Included in this cold storage budget is the cost of that roof modification, approximately $24,000.00 in hard cost.

For budget purposes, we have selected the lowest qualified bidder for the boxes, banana boxes and refrigeration. We have incorporated these bids in the total. However, we are including the additional plumbing, electrical and sprinkler budgets as allowances. Once shop drawings for the refrigeration units and boxes are complete, these trades will be aggressively re-bid to eliminate them as allowances, making them fixed costs. Concrete curbs, foundations/trench drains, miscellaneous sheet metal and 3 skylites are included. More detail is enclosed in the attached summary.

It is important to note that the overall budget includes miscellaneous costs for permits and fees, architectural/engineering, general conditions, financing and transaction costs.

Budget:

1. Insulated Panels/doors/curtains, refrigeration units/coils/condensors, plumbing, electrical, sprinklers, roof modification.
          BUDGET: $865,475.00

2.    Banana boxes, electrical, plumbing, platforms, supports, covers.
          BUDGET: $320,700.00

Each of the above budgets includes the pro-rated costs of transaction and financing. Should you elect to postpone the banana boxes, that's certainly acceptable to us however, we would need to know soon enough to make adjustments in our overall construction loan.

Depending on the scope of work authorized, we can provide you with the option of either amending the purchase price through escrow or we can prepare a separate contract for the approved scope between the parties. Should you decide to install the banana boxes outside of our agreement. you are free to do so provided you still make integration provisions.

Please review the attached details for information.

An adjustment to the purchase price as a modification to the Purchase and Sale Agreement will be made upon your election to proceed. Should you have further questions, please feel free to give me a call.

Sincerely,


/s/ Ken Jackson

Ken Jackson
Regional Marketing Director

September 10,1999
Cooler Boxes and Refrigeration Recap

We have solicited 5 qualified bids on the Boxes etc. and have 4 qualified bids on the refrigeration units and 1 unqualified on the entire package.

Cooler Box Specifications:

A.    Building Size: 255'x130'x25' high
B.    (2) +34F rooms
      (1) +45F room
      (1) +55F room
C.    (4) interior partition walls
D.    (4) 12'x10' electrical horizontal sliding cooler doors
E.    (4) 12'x10' strip curtains
F.    (8) 10'x10' cased openings
G.    (8) 10'x10' strip curtains
H. Insulated wall panels will consist of 5" polystyrene core panels at liner walls and 6" polystyrene core panels at partition walls.
I. Ceiling panels will consist of 6" polystyrene core through-out entire coolers. Panels will be hung from existing roof structure.
J. All insulated panels will have a 26 gauge white stucco embossed finish. All trim to match and be silicone sealed.
K.    Disposal of all debris is included.
L     Shop drawings and engineering on panels as included.

The above specifications are the basis for the qualified bids. Each of the 5 box bidders has included this list of specifications. The entire package bidder failed to detail enough information in his bid to determine his scope of work.

Qualified Box Bidders

Hansen            DPS             Tri-Com          National       Hussmann
$277,371.00       $296,298.00     $226,707.00      $510,748.0     $282,170.00

Qualified Refrigeration Bidders

Commercial        Tri-Com         Woody's          Hussmann
$196,300.00       $243,577.00     $210,130.00      $211,400.00

Un-Qualified Package Bid

Thermal Industries
$483,233.00 (Specifications and references not adequate)

Comments:

We have extensive experience with Commercial Refrigeration and feel they are very qualified for the project. Tri-Com is the selected qualified bidder on the panels/etc. While we have no first hand experience with Tri-Com, they have extensive experience and appear to be financially and professionally qualified. We do have extensive experience with Hansen and Hussmann but believe Tri-Com to be the most attractive bidder.

Refrigeration and Cooler Box Budget
September 10, 1999

1.    Boxes (Tri-Com)                                     $226,707.00
2.    Refrigeration (Commercial Ref)                      $196,300.00

Additional Integration Costs

1.    Fees and Permits                                       $8693.00
2.    Blue Prints                                             $500.00
3.    Site Utilities/Misc                                    $2602.00
4.    Underground Concrete                                   $5380.00
5.    Plumbing                                             $72,000.00*
6.    Roof Structure/Cover                                 $22,806.00
7.    Electrical                                           $42,000.00*
8.    Sprinklers                                           $57,000.00*
9.    Sheet Metal (platform covers)                           $810.00
10.   Skylites                                               $1776.00
11.   Box Curbs (Concrete)                                 $32,500.00*
12.   Supervision                                            $9827.00
13.   Architect Integration/Struct. Eng.                   $10,000.00
      Sub-total                                           $687,299.00

Gen. Conditions/Overhead/Profit                           $128,868.00

Total Refrigeration/Box Budget                            $816,167.00
      Additional Transaction costs                         $49,308.00**
Total Amendment to Purchase Agreement                     $865,475.00

Banana Boxes

I.    Boxes                                               $231,256.00
2.    Electrical                                           $15,000.00*
3.    Plumbing connections                                   $6000.00
4.    Platforms                                              $1000.00
5.    Supports                                               $1000.00
6.    Covers                                                  $450.00
      Sub-Total                                           $254,704.00

Gen. Conditions/Overhead/Profit                            $47,757.00

Total Banana Box Budget                                   $302,463.00
      Additional Transaction Costs                         $18,237.00**
Total Amendment to Purchase Agreement                     $320,700.00

o *Still Allowances Pending final equipment specifications and City of Vernon Health Department Approval. Plumbing allowance includes clarifier.
o **Includes construction loan interest/pts, costs of sale and escrow/title costs.